                      SECURITIES AND EXCHANGE COMMISSION
                           Washington,  D.C.  20549


                                  FORM 8-K/A



Date of report (Date of earliest event reported): March 6, 1998
                                                  -------------


                         AFTERMARKET TECHNOLOGY CORP.
                         ----------------------------
            (Exact Name of Registrant as Specified in Its Charter)


      Delaware                           0-21803                95-4486486
--------------------------------      --------------       --------------------
(State or Other Jurisdiction of        (Commission           (I.R.S. Employer
Incorporation or Organization)         File Number)         Identification No.)


900 Oakmont Lane - Suite 100, Westmont, IL                         60559
------------------------------------------                      ----------
 (Address of Principal Executive Offices)                       (Zip Code)


Registrant's Telephone Number, Including Area Code:              (630) 455-6000
                                                                 --------------


                                     None
                                     ----
            (Former name or address, if changed since last report)

                         AFTERMARKET TECHNOLOGY CORP.

                                   FORM 8-K

Aftermarket Technology Corp. (the "Company") filed a current report on Form 8-K dated March 6, 1998 (the "Current Report") pertaining to the acquisition of substantially all the assets of the OEM Division of Autocraft Industries, Inc. ("Autocraft"). At the time of the filing of the Current Report, it was impractical for the Company to provide financial statements and pro forma financial information for Autocraft. Pursuant to the instructions for Item 7 of the Form 8-K, the Company hereby amends Item 7 of the Current Report to include the previously omitted information, as follows:


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  Financial Statements

               1) Financial statements of Autocraft Industries, Inc. Original
                  Equipment Manufacturing Operations at June 30, 1997 and for the year ended June 30, 1997.

               2) Unaudited financial statements of Autocraft Industries, Inc.
                  Original Equipment Manufacturing Operations at December 31, 1997 and for the six months ended December 31, 1997.

          (b)  Pro forma financial information

               1) Unaudited proforma financial information for the Company at
                  December 31, 1997 and for the year ended December 31, 1997.

          (c)  Exhibits

  10.1 Asset Purchase Agreement, dated as of February 10, 1998, by and among Autocraft Industries, Inc., Fred Jones Industries A Limited Partnership, and Aftermarket Technology Corp. (previously filed as
          Exhibit 10.49 to the Company's Annual Report on Form 10-K filed on March 25, 1998 and incorporated herein by this reference).

  10.2 Amendment No. 1 to Asset Purchase Agreement, dated as of February 10, 1998, by and among Autocraft Industries, Inc., Fred Jones Industries A Limited Partnership, and Aftermarket Technology Corp. (previously filed as Exhibit 10.50 to the Company's Annual Report on Form 10-K filed on March 25, 1998 and incorporated herein by this reference).

                         AFTERMARKET TECHNOLOGY CORP.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              AFTERMARKET TECHNOLOGY CORP.

Dated:  May 21, 1998

                              By:  /s/ Joseph Salamunovich
                                 -----------------------------------------
                                  Joseph Salamunovich
                                    Vice President

                             FINANCIAL STATEMENTS
                           AND REPORT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

                          AUTOCRAFT INDUSTRIES, INC.
                              ORIGINAL EQUIPMENT
                           MANUFACTURING OPERATIONS

                                 June 30, 1997

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Autocraft Industries, Inc.

We have audited the accompanying balance sheet of the Original Equipment Manufacturing Operations of Autocraft Industries, Inc. (Note A1), as of June 30, 1997, and the related statements of operations, changes in net assets, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Original Equipment Manufacturing Operations of Autocraft Industries, Inc., as of June 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



GRANT THORNTON LLP

Oklahoma City, Oklahoma
January 23, 1998

                       AUTOCRAFT INDUSTRIES, INC.
       ORIGINAL EQUIPMENT MANUFACTURING OPERATIONS - SEE NOTE A1

                             BALANCE SHEET
                            ($ in thousands)

                             June 30, 1997


              ASSETS
CURRENT ASSETS
 Cash and cash equivalents                              $     53
 Trade accounts receivable                                17,801
 Receivable from affiliates                                  213
 Inventories                                              20,244
 Deferred income tax asset                                 2,011
 Other current assets                                        479
                                                        --------

         Total current assets                             40,801

Property and equipment - at cost, net                     21,568
Cost in excess of net assets of businesses acquired, net   1,995
Other assets                                                 520
                                                        --------

                                                        $ 64,884
                                                        --------
                                                        --------

        LIABILITIES AND NET ASSETS

CURRENT LIABILITIES
 Trade accounts payable                                 $  9,361
 Accrued compensation                                      3,693
 Accrued warranty obligations                                609
 Other accrued expenses                                      753
                                                        --------

         Total current liabilities                        14,416

Deferred income tax liability                                577
                                                        --------

         Total liabilities                                14,993

COMMITMENTS AND CONTINGENCIES                                -

NET ASSETS                                                49,891
                                                        --------

                                                        $ 64,884
                                                        --------
                                                        --------

The accompanying notes are an integral part of this statement.

                       AUTOCRAFT INDUSTRIES, INC.
       ORIGINAL EQUIPMENT MANUFACTURING OPERATIONS - SEE NOTE A1

                        STATEMENT OF OPERATIONS
                           ($ in thousands)

                        Year ended June 30, 1997


Net sales                                               $123,634
Cost of sales                                             94,885
                                                        --------
         Gross profit                                     28,749

Selling, general, and administrative expenses             14,830
Net loss on sale of operating assets                          50
Amortization of intangible assets                          1,405
Nonrecurring operating expenses                            1,399
                                                        --------

         Operating profit                                 11,065

Interest income                                                2
Interest expense                                          (3,165)
                                                        --------

         Earnings before income taxes                      7,902

Income tax expense                                         3,081
                                                        --------

         NET EARNINGS                                   $  4,821
                                                        --------
                                                        --------

The accompanying notes are an integral part of this statement.

                       AUTOCRAFT INDUSTRIES, INC.
       ORIGINAL EQUIPMENT MANUFACTURING OPERATIONS - SEE NOTE A1

                   STATEMENT OF CHANGES IN NET ASSETS
                           ($ in thousands)

                       Year ended June 30, 1997

Balance at July 1, 1996                                 $ 40,944

Net earnings                                               4,821

Net contribution from Autocraft                            4,126
                                                        --------

Balance at June 30, 1997                                $ 49,891
                                                        --------
                                                        --------


The accompanying notes are an integral part of this statement.

                       AUTOCRAFT INDUSTRIES, INC.
       ORIGINAL EQUIPMENT MANUFACTURING OPERATIONS - SEE NOTE A1

                        STATEMENT OF CASH FLOWS
                           ($ in thousands)

                        Year ended June 30, 1997


Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities
 Net earnings                                           $  4,821
   Adjustments to reconcile net earnings to net
   cash provided by operating activities
   Depreciation                                            2,514
   Amortization of intangible assets                       1,405
   Net loss on sale of operating assets                       50
   Provision for doubtful receivables                         28
   Deferred income taxes                                      28
   Changes in assets and liabilities
   Increase in
    Accounts receivable                                   (2,265)
    Inventories                                           (5,306)
    Other current assets                                    (199)
    Other assets                                            (338)
    Accrued liabilities                                      875
   Decrease in
    Accounts payable                                        (489)
                                                        --------

    Net cash provided by operating activities              1,124

Cash flows from investing activities
 Purchase of property and equipment                       (5,718)
 Proceeds from sale of property and equipment                230
                                                        --------

    Net cash used in investing activities                 (5,488)

Cash flows from financing activities
 Net contribution from Autocraft                           4,126
                                                        --------

    NET DECREASE IN CASH AND
    CASH EQUIVALENTS                                        (238)

Cash and cash equivalents at beginning of year               291
                                                        --------
Cash and cash equivalents at end of year                $     53
                                                        --------
                                                        --------


The accompanying notes are an integral part of this statement.

                          AUTOCRAFT INDUSTRIES, INC.
           ORIGINAL EQUIPMENT MANUFACTURING OPERATIONS - SEE NOTE A1

                         NOTES TO FINANCIAL STATEMENTS
                               ($ in thousands)

                                 June 30, 1997


NOTE A - NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

The following is a summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements.

1. BASIS OF PRESENTATION AND NATURE OF OPERATIONS

The financial statements present the Original Equipment Manufacturing Operations (OEM) of Autocraft Industries, Inc., an Oklahoma corporation (Autocraft). The OEM operations include the following operating units: Ford Transmissions, General Motors Transmissions, Materials Recovery, and Fred Jones Electronics.

OEM engages in, among other things, (i) the contract remanufacturing of transmissions and related drive train components for Ford Motor Company
(Ford) and General Motors Corporation (GM), (ii) the distribution and service of cellular telephones, primarily for AT&T Wireless Services, (iii) the distribution and service of automobile electronic control modules and instrument display clusters for Ford and GM, and (iv) material recovery processing for Ford.

Ford and GM constitute OEM's two largest single customers, and are significant sources of supply for parts and other inventory items.

OEM has no separate legal status or existence, and its resources are controlled by Autocraft. In the normal course of business, OEM had various transactions with Autocraft and Autocraft's other divisions, including various expense allocations and reimbursements, which are material in amount. Such expenses are allocated for corporate services, overhead, interest, and income taxes.

The financial statements of OEM have been prepared from separate records maintained by OEM as well as from the combined records of Autocraft and may not necessarily be indicative of the results had OEM operated as an independent entity.

2.  ACCOUNTS RECEIVABLE

OEM extends credit to major automobile manufacturers, two of which constitute OEM's two largest single customers.

3.  INVENTORIES

Inventories are valued at the lower of cost or market, with cost determined by the last-in, first-out ("LIFO") method for mechanical inventories and the first-in, first-out ("FIFO") method for electronics inventories.

                          AUTOCRAFT INDUSTRIES, INC.
           ORIGINAL EQUIPMENT MANUFACTURING OPERATIONS - SEE NOTE A1

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                               ($ in thousands)

                                 June 30, 1997


NOTE A - NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES - CONTINUED

4.  PROPERTY AND EQUIPMENT AND DEPRECIATION

Depreciation is computed using both straight-line and accelerated methods over estimated useful lives, ranging from five to twelve years for equipment and furniture, and from fifteen to forty years for buildings and improvements.

5.  INTANGIBLE ASSETS

Covenants not to compete of approximately $6,583 are amortized using the straight-line method over the contract periods of three to five years, and are fully amortized at June 30, 1997. Cost in excess of net assets of businesses acquired is being amortized using the straight-line method over twenty years, and is presented net of accumulated amortization of $540 in 1997.

OEM assesses the recoverability of cost in excess of net assets of businesses acquired whenever events or changes in circumstances indicate that the carrying amount may not be recoverable through the undiscounted future operating cash flows of the acquired operation. The amount of the impairment, if any, is measured based on projected discounted future operating cash flows. OEM believes that no impairment has occurred and that no reduction in the estimated useful life is warranted.

6.  INCOME TAXES

OEM's operations have been included with the operations of Autocraft for purposes of filing federal and state income tax returns. Income taxes have been provided in the accompanying financial statements at a combined federal and state rate of 39%, which would approximate the income tax effects on a separate return basis.

Deferred income taxes are provided on temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements that will result in taxable or deductible amounts in future years. Deferred income tax assets or liabilities are determined by applying the presently enacted tax rates and laws.

7.  CASH AND CASH EQUIVALENTS

OEM considers all highly liquid debt instruments purchased with a maturity of three months or less and money market funds to be cash equivalents. OEM maintains its cash in bank deposit accounts, which may not be federally insured. OEM has not experienced any losses in such accounts and believes it is not exposed to any significant credit risks on cash and cash equivalents.

All significant cash inflows of OEM are swept from OEM's deposit accounts to Autocraft's deposit accounts, and all significant cash outflows of OEM are funded by Autocraft.

The carrying amounts of cash and cash equivalents approximate fair values of such assets.

                          AUTOCRAFT INDUSTRIES, INC.
           ORIGINAL EQUIPMENT MANUFACTURING OPERATIONS - SEE NOTE A1

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                               ($ in thousands)

                                 June 30, 1997


NOTE A - NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES - CONTINUED

8.  STATEMENT OF CASH FLOWS

No separate disclosure is made of cash paid for interest and income taxes as these amounts are included in net contributions from Autocraft.

9.  USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures; accordingly, actual results could differ from those estimates.

10. CHANGE IN ACCOUNTING PRINCIPLES

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. OEM adopted SFAS No. 121 on July 1, 1996; however, the initial review disclosed no indicators of impairment.

11. NONRECURRING OPERATING EXPENSES

In fiscal 1997, OEM incurred approximately $1,399 of nonrecurring operating expenses in connection with its implementation of a streamlined management structure and a more flexible manufacturing process designed to reduce manufacturing expense and improve gross profit margins. Included in these expenses are costs related to consolidation of facilities and severances.

NOTE B - INVENTORIES

Inventories are summarized as follows at June 30, 1997:

   New parts                                              $12,027
   Finished goods                                           8,217
                                                          -------
                                                          $20,244
                                                          -------
                                                          -------

If the FIFO method of valuation (which approximates current cost) had been used by the Company for all inventories, such amounts would have been $182 higher than reported at June 30, 1997. Approximately 92% of inventory costs were accounted for by the LIFO method at June 30, 1997.

                          AUTOCRAFT INDUSTRIES, INC.
           ORIGINAL EQUIPMENT MANUFACTURING OPERATIONS - SEE NOTE A1

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                               ($ in thousands)

                                 June 30, 1997


NOTE C - PROPERTY AND EQUIPMENT

Major classes of property and equipment consisted of the following at June 30, 1997:

  Buildings and fixtures                                 $  9,337
  Machinery and equipment                                  10,724
  Office equipment, furniture, and fixtures                 6,351
  Transportation equipment                                  1,035
  Leasehold and land improvements                           3,185
                                                         --------
                                                           30,632
   Less accumulated depreciation and amortization           9,414
                                                         --------
                                                           21,218
  Land                                                        350
                                                         --------

                                                         $ 21,568
                                                         --------
                                                         --------

NOTE D - INCOME TAXES

The components of income tax expense are as follows for June 30, 1997:

 Current
  Federal                                                $  2,656
  State                                                       397
                                                         --------
                                                            3,053
 Deferred                                                      28
                                                         --------

                                                         $  3,081
                                                         --------
                                                         --------

Deferred tax assets and liabilities consisted of the following at June 30, 1997:

 Assets
  Accrued expenses                                       $    558
  Inventory                                                   450
  Allowances and reserves                                     461
  Other                                                       542
                                                         --------

                                                         $  2,011
                                                         --------
                                                         --------

 Liabilities
  Property and equipment                                   $  512
  Other                                                        65
                                                         --------

                                                           $  577
                                                         --------
                                                         --------

                          AUTOCRAFT INDUSTRIES, INC.
           ORIGINAL EQUIPMENT MANUFACTURING OPERATIONS - SEE NOTE A1

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                               ($ in thousands)

                                 June 30, 1997


NOTE D - INCOME TAXES - CONTINUED

The effective tax rate on earnings before income taxes differs from the federal statutory tax rate. The following summary reconciles taxes at the federal statutory tax rate with actual taxes for the year ended June 30, 1997:

   Income taxes at federal statutory rate                $  2,687   34%
   Increase in taxes resulting from state taxes,
     net of federal income tax benefit                        394    5%
                                                        ---------   ---

           Total income tax expense                      $  3,081   39%
                                                        ---------   ---
                                                        ---------   ---

A valuation allowance for deferred tax assets is required when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of this deferred tax asset depends on OEM's ability to generate sufficient taxable income in the future.
Management believes that the deferred tax assets will be realized by future operating results. If OEM is unable to generate sufficient taxable income in the future through operating results or tax-planning opportunities, a valuation allowance will be required through a charge to expense.

NOTE E - RELATED PARTY TRANSACTIONS

Autocraft has allocated to OEM various expenses it incurred for corporate services and administration, information systems services, workers' compensation benefits, employee health and disability benefits, interest, and income taxes. Such allocations are comprised of executive and other salaries, workers' compensation benefits, employee health and disability benefits, and depreciation. These costs have been allocated on the basis of various factors, which take into consideration, among other things, total assets, total revenues, and number of employees.

Management believes that the amounts allocated to OEM have been computed and charged to OEM on a reasonable basis. The following is a summary of allocated costs:

   Corporate services and administration, information
     systems services, workers' compensation benefits,
     and employee health and disability benefits               $  2,419
   Interest expense                                               3,165
   Current income tax expense                                     3,053
                                                               --------

                                                               $  8,637
                                                               --------
                                                               --------

NOTE F - SIGNIFICANT CUSTOMERS

Sales to two significant customers for June 30, 1997 accounted for 61% and 21% of net sales. These customers accounted for 89% of accounts receivable at June 30, 1997.

                          AUTOCRAFT INDUSTRIES, INC.
           ORIGINAL EQUIPMENT MANUFACTURING OPERATIONS - SEE NOTE A1

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                               ($ in thousands)

                                 June 30, 1997


NOTE G - ACCOUNTS RECEIVABLE

The allowance for doubtful receivables was $93 at June 30, 1997. Provision for doubtful receivables was $28, and charge-offs were $95 in 1997.

NOTE H - NET ASSETS

Net assets represent the cumulative earnings of OEM net of expenses allocated to OEM and intracompany cash transactions with Autocraft. Also included in net assets are all liabilities of OEM which are not separate legal obligations of OEM, such as income taxes payable and employee benefit plan obligations, which are legal obligations of Autocraft but which have been charged to OEM.

NOTE I - COMMITMENTS AND CONTINGENCIES

 1.  LEASES

OEM leases certain properties and equipment used in operations. These leases are classified as operating leases for financial reporting purposes. Lease terms range from one to eight years and provide for payments as follows:

         1998                                       $  830
         1999                                          795
         2000                                          589
         2001                                          438
         2002                                          400
         Thereafter                                    827
                                                    ------

                                                    $3,879
                                                    ------
                                                    ------

Rent expense for the year ended June 30, 1997 was $1,182.

2.  OTHER

Autocraft is involved in various legal actions relating to its overall operations. Management believes that losses, if any, arising from such actions will not directly effect OEM's financial position or results of operations.

                          AUTOCRAFT INDUSTRIES, INC.
           ORIGINAL EQUIPMENT MANUFACTURING OPERATIONS - SEE NOTE A1

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                               ($ in thousands)

                                 June 30, 1997


NOTE J - SUBSEQUENT EVENTS (UNAUDITED)

In October 1997, Autocraft acquired Automotive Developments Limited (ADL), a United Kingdom company, in a business combination accounted for as a purchase. ADL is primarily engaged in the remanufacture of vehicle engines, and has annual sales of approximately $22,000. The cost of the acquisition was $20,325; however, the purchase price could be increased by approximately $1,600 if certain sales and earnings goals are met in 1998. The estimated fair value of assets acquired was $30,795, including goodwill of $14,705, and liabilities assumed was $10,470.

Autocraft is currently negotiating the sale of substantially all of the net assets of OEM to Aftermarket Technology Corporation.

                             FINANCIAL STATEMENTS
                          AUTOCRAFT INDUSTRIES, INC.
                  ORIGINAL EQUIPMENT MANUFACTURING OPERATIONS
                             AT DECEMBER 31, 1997
                AND FOR THE SIX MONTHS ENDED DECEMBER 31, 1997

                          AUTOCRAFT INDUSTRIES, INC.
                  ORIGINAL EQUIPMENT MANUFACTURING OPERATIONS
                                 BALANCE SHEET
                                (IN THOUSANDS)

                                                   December 31, 1997
                                                   -----------------
                                                      (Unaudited)
ASSETS
Current Assets:
   Cash and cash equivalents                            $  1,553
   Accounts receivable, net                               22,268
   Inventories                                            20,791
   Prepaid and other assets                                  897
   Deferred income taxes                                   2,735
                                                        --------
Total current assets                                      48,244

Property, plant and equipment:                            43,731
   Less accumulated depreciation and amortization        (17,781)
                                                        --------
                                                          25,950

Cost in excess of net assets acquired, net                16,562
Other assets                                                 391
                                                        --------
Total assets                                            $ 91,147
                                                        --------
                                                        --------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                     $ 14,379
   Other accrued expenses                                  7,026
                                                        --------
Total current liabilities                                 21,405

Deferred income taxes                                        656

Stockholders' equity:
     Division capital                                     69,086
                                                        --------
Total stockholders' equity                                69,086
                                                        --------
Total liabilities and stockholders' equity              $ 91,147
                                                        --------
                                                        --------


See  Notes to Financial Statements

                          AUTOCRAFT INDUSTRIES, INC.
                  ORIGINAL EQUIPMENT MANUFACTURING OPERATIONS
                              STATEMENT OF INCOME
                                (IN THOUSANDS)


                                                     Six Months
                                                        Ended
                                                     December 31,
                                                         1997
                                                      -----------
                                                      (Unaudited)
Net sales                                              $  71,786
Cost of sales                                             56,276
                                                      -----------
Gross profit                                              15,510

Selling, general and
 administrative expense                                    9,209
Amortization of intangible assets                            231
                                                      -----------
Income from operations                                     6,070

Interest and other income                                     93
Interest expense                                           1,835
                                                      -----------
Income before income taxes                                 4,328

Provision for income taxes                                 1,688
                                                      -----------
Net income                                              $  2,640
                                                      -----------
                                                      -----------

See Notes to Financial Statements

                          AUTOCRAFT INDUSTRIES, INC.
                  ORIGINAL EQUIPMENT MANUFACTURING OPERATIONS
                            STATEMENT OF CASH FLOWS
                                (IN THOUSANDS)



                                                     Six Months
                                                        Ended
                                                     December 31,
                                                         1997
                                                      -----------
                                                      (Unaudited)
OPERATING ACTIVITIES:
Net Income                                              $  2,640
Adjustments to reconcile net income to
  net cash from operating activities:
 Depreciation and amortization                             1,841
 Provision for losses on accounts receivable                  69
 Loss on sale of equipment                                     4
 Deferred income taxes                                       261
 Changes in operating assets and liabilities
  (net of acquired businesses):
  Accounts receivable                                       (111)
  Inventories                                              2,481
  Prepaid and other assets                                  (158)
  Accounts payable and accrued expenses                   (3,481)
                                                      -----------
Net cash provided by operating activities                  3,546
                                                      -----------
INVESTING ACTIVITIES:
Purchases of property and equipment                       (2,970)
Acquisition of companies, net of cash received           (15,797)
Proceeds from sale of equipment                              166
                                                      -----------
Net cash used in investing activities                    (18,601)
                                                      -----------
FINANCING ACTIVITIES:
Borrowings from parent company                            16,555
                                                      -----------
Net cash provided by financing activities                 16,555
                                                      -----------
Increase in cash and cash equivalents                      1,500

Cash and cash equivalents at beginning of period              53
                                                      -----------
Cash and cash equivalents at end of period              $  1,553
                                                      -----------
                                                      -----------

See Notes to Financial Statements

                          AUTOCRAFT INDUSTRIES, INC.
                  ORIGINAL EQUIPMENT MANUFACTURING OPERATIONS
                      STATEMENT OF CHANGES IN NET ASSETS
                                  (UNAUDITED)
                                (IN THOUSANDS)


Balance at June 30, 1997                               $  49,891

Net income                                                 2,640

Net contribution from parent company                      16,555
                                                       ----------
Balance at December 31, 1997                           $  69,086
                                                       ----------
                                                       ----------

See Notes to Financial Statements

                           Autocraft Industries, Inc
                  Original Equipment Manufacturing Operations

                   NOTES TO FINANCIAL STATEMENTS - UNAUDITED
                               ($ in thousands)

                               December 31, 1997


1.   BASIS OF PRESENTATION AND NATURE OF OPERATIONS

The financial statements present the Original Equipment Manufacturing Operations (OEM) of Autocraft Industries, Inc., an Oklahoma corporation (Autocraft). The OEM operations include the following operating units: Ford Transmissions, General Motors Transmissions, Materials Recovery, and Fred Jones Electronics.

OEM engages in, among other things, (i) the contract remanufacturing of transmissions and related drive train components for Ford Motor Company (Ford) and General Motors Corporation (GM), (ii) the distribution and service of cellular telephones, primarily for AT&T Wireless Services, (iii) the distribution and service of automobile electronic control modules and instrument display clusters for Ford and GM, and (iv) material recovery processing for Ford.

OEM has no separate legal status or existence, and its resources are controlled by Autocraft. In the normal course of business, OEM had various transactions with Autocraft and Autocraft's other divisions, including various expense allocations and reimbursements, which are material in amount. Such expenses are allocated for corporate services, overhead, interest, and income taxes.

The financial statements of OEM have been prepared from separate records maintained by OEM as well as from the combined records of Autocraft and may not necessarily be indicative of the results had OEM operated as an independent entity.


The balance sheet at December 31, 1997, and the statements of income, changes in net assets and cash flows for the six months ended December 31, 1997, are unaudited, but include all adjustments (consisting only of normal and recurring accruals) which the Company considers necessary for fair presentation.

The accompanying financial statements do not include all disclosures normally provided in annual financial statements and, therefore, should be read in conjunction with the June 30, 1997 financial statements.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

2.   SUBSEQUENT EVENTS

On March 6, 1998, Autocraft sold the operating units as follows: (i) Ford Remanufacturing, Materials Recovery and certain computer operations to Morgan Road Acquisition Corp., a wholly-owned subsidiary of Aftermarket Technology Corp. (which subsequently changed its name to Autocraft Industries, Inc.),
(ii) General Motors Remanufacturing to GM Remanufacturing Corp., a wholly-owned subsidiary of Aftermarket Technology Corp. (which subsequently changed its name to Autocraft Remanufacturing Corp.), (iii) Automotive Developments Limited (ADL), a United Kingdom company and wholly owned subsidiary of Autocraft, to Aftermarket Technology Holdings (U.K.) Limited, a wholly-owned subsidiary of Aftermarket Technology Corp., and (iv) the Electronics Remanufacturing business (including the AT&T wireless distribution business) to ACI Electronics, L.P., also a wholly-owned subsidiary of Aftermarket Technology Corp. (which subsequently changed its name to ATC Electronics & Logistics, L.P.). The total cash purchase price for the sale was $112,500; however, the purchase price could be increased by up to an additional $12,500 based on the performance of ADL in 1998.


                                       AFTERMARKET TECHNOLOGY CORP.
                              UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                             DECEMBER 31, 1997
                                               (IN THOUSANDS)

                                                                                       Dr (Cr)
                                                     Aftermarket       Autocraft      Pro Forma      Pro Forma       Pro Forma
                                                   Technology Corp.       OEM        Adjustments      Adj.Ref.      Consolidated
                                                   ----------------    ---------     -----------     ---------      ------------
ASSETS
Current Assets:
   Cash and cash equivalents                           $       78      $   1,553      $       -                     $    1,631
   Accounts receivable, net                                53,761         22,268         (1,044)           (1)          74,985
   Inventories                                             76,166         20,791          1,041            (1)          97,998
   Prepaid and other assets                                 4,706            897           (226)           (1)           5,377
   Refundable income taxes                                  1,011              -            242            (8)           1,253
   Deferred income taxes                                    3,478          2,735         (2,484)           (2)           3,729
                                                   ----------------    ---------     -----------                    ------------
Total current assets                                      139,200         48,244         (2,471)                       184,973

Property, plant and equipment                              31,244         43,731        (10,681)           (3)          64,294
   Less accumulated depreciation and amortization          (6,830)       (17,781)        10,681            (3)         (13,930)
                                                   ----------------    ---------     -----------                    ------------
                                                           24,414         25,950              -                         50,364

Debt issuance costs, net                                    4,260              -          1,820            (4)           6,080
Cost in excess of net assets acquired, net                200,393         16,562         45,264            (5)         262,219
Other assets                                                  410            391          1,466            (1)           2,267
                                                   ----------------    ---------     -----------                    ------------
Total assets                                           $  368,677      $  91,147      $  46,079                     $  505,903
                                                   ----------------    ---------     -----------                    ------------
                                                   ----------------    ---------     -----------                    ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                     $  16,055      $  14,379       $  (195)            (1)       $  30,239
   Other current liabilities                               24,622          7,026        (1,703)            (1)          29,945
                                                   ----------------    ---------     -----------                    ------------
Total current liabilities                                  40,677         21,405        (1,898)                         60,184

12% Series B and D Senior Subordinated Notes              121,288              -              -                        121,288
Acquisition notes payable                                   9,097              -              -                          9,097
Amount drawn on revolving credit facility                  11,100              -        118,082            (6)         129,182
Deferred compensation                                       3,042              -              -                          3,042
Deferred income taxes                                       8,044            656          (656)            (2)           8,044

Stockholders' equity:
     Preferred stock                                            -              -              -                              -
     Common stock                                             195              -              -                            195
     Additional paid-in capital                           131,604         69,086       (69,086)            (7)         131,604
     Retained earnings                                     43,494              -          (363)            (8)          43,131
     Cumulative translation adjustment                        136              -              -                            136
                                                   ----------------    ---------     -----------                    ------------
Total stockholders' equity                                175,429         69,086       (69,449)                        175,066
                                                   ----------------    ---------     -----------                    ------------
Total liabilities and stockholders' equity             $  368,677      $  91,147      $  46,079                     $  505,903
                                                   ----------------    ---------     -----------                    ------------
                                                   ----------------    ---------     -----------                    ------------

SEE ACCOMPANYING NOTES FOR PRO FORMA ADJUSTMENTS.

                           Aftermarket Technology Corp.
                   Notes to Condensed Pro Forma Balance Sheet


The accompanying condensed pro forma balance sheet reflects the acquisition of OEM as if the acquisition had occurred on December 31, 1997. The adjustments reflect the acquisition as follows:

(1) Reflects changes to OEM balances from December 31, 1997 to the purchase date.

(2)   Reflects adjustments to OEM's deferred tax items.

(3) Reflects adjustment to fixed assets to net book values which approximates fair value.

(4) Reflects debt issuance costs incurred in connection with new credit facility of $2,425, net of amounts written off from the prior credit facility.

(5) Records the preliminary goodwill arising from the acquisition of OEM, net of adjustment to reduce OEM's goodwill by $14,613.

(6) Reflects amount drawn on revolving credit facility to finance the acquisition of OEM and pay related debt issuance costs.

(7)   Reflects elimination of prior equity of OEM.

(8) Reflects the charge of $363 ($605, net of related income tax benefit of $242) related to the write-off of previously capitalized debt issuance costs.


                                        AFTERMARKET TECHNOLOGY CORP.
                           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                                         YEAR ENDED DECEMBER 31, 1997
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                       Dr (Cr)
                                                     Aftermarket       Autocraft      Pro Forma      Pro Forma       Pro Forma
                                                   Technology Corp.       OEM        Adjustments      Adj.Ref.      Consolidated
                                                   ----------------    ---------     -----------     ---------      ------------

Net sales                                              $  346,110      $ 134,093                                     $  480,203
Cost of sales                                             212,416        103,559                                        315,975
                                                   ----------------    ---------                                    ------------
Gross profit                                              133,694         30,534                                        164,228

Selling, general and
 administrative expense                                    73,768         18,098                                         91,866
Amortization of intangible assets                           4,501            750      $  1,498             (1)            6,749
                                                   ----------------    ---------     -----------                    ------------

Income from operations                                     55,425         11,686        (1,498)                          65,613

Interest and other income                                   1,912             95                                          2,007
Interest expense                                           18,822          5,000        (5,000)            (2)
                                                                                         8,266             (3)           27,088
                                                   ----------------    ---------     -----------                    ------------
Income before income taxes
 and extraordinary item                                    38,515          6,781        (4,764)                          40,532

Provision for income taxes                                 15,512          2,645        (1,906)            (4)           16,251
                                                   ----------------    ---------     -----------                    ------------
Income before extraordinary item                           23,003          4,136        (2,858)                          24,281

Extraordinary item - net of income tax
 benefit                                                    3,749              -           363             (5)            4,112
                                                   ----------------    ---------     -----------                    ------------

Net income                                             $   19,254      $   4,136      $ (3,221)                      $   20,169
                                                   ----------------    ---------     -----------                    ------------
                                                   ----------------    ---------     -----------                    ------------
Basic earnings per common share:
 Income before extraordinary item                      $     1.31      $    0.24      $  (0.16)                      $     1.39
 Extraordinary item                                    $    (0.21)             -      $  (0.03)                           (0.24)
                                                   ----------------    ---------     -----------                    ------------
   Net income                                          $     1.10      $    0.24      $  (0.19)                      $     1.15
                                                   ----------------    ---------     -----------                    ------------
                                                   ----------------    ---------     -----------                    ------------
Weighted average number of common shares
 outstanding                                               17,496         17,496        17,496                           17,496
                                                   ----------------    ---------     -----------                    ------------

Diluted earnings per common share:
 Income before extraordinary item                      $     1.19      $    0.21      $  (0.15)                      $     1.25
 Extraordinary item                                    $    (0.20)             -      $  (0.01)                           (0.21)
                                                   ----------------    ---------     -----------                    ------------
   Net income                                          $     0.99      $    0.21      $  (0.16)                      $     1.04
                                                   ----------------    ---------     -----------                    ------------
                                                   ----------------    ---------     -----------                    ------------
Weighted average number of common and
 common equivalent shares outstanding                      19,335         19,335        19,335                           19,335
                                                   ----------------    ---------     -----------                    ------------
                                                   ----------------    ---------     -----------                    ------------


SEE ACCOMPANYING NOTES FOR PRO FORMA ADJUSTMENTS.

                         Aftermarket Technology Corp.
               Notes to Consolidated Pro Forma Statements of Income


The accompanying consolidated pro forma statements of income reflect the acquisition of Autocraft as if the acquisition had occurred on January 1, 1997. The adjustments reflect the acquisition as follows:

(1) Reflects additional amortization expense from the goodwill recorded, net of a $91 reduction to goodwill from the OEM.

(2)   Eliminates interest on debt not assumed in the acquistion.

(3) Reflects additional interest expense on debt incurred in connection with the acquisition.

(4) Reflects the adjustment to income taxes as a result of the pro forma adjustments described in these Notes.

(5) Reflects the extaordinary item related to the writeoff of previously capitalized debt issuance costs in connection with a restatement and amendment of the credit agreeement for the revolving credit facility.